SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2003

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 9.         Regulation FD Disclosure.

        On March 31, 2003, Fentura Financial, Inc. issued a news release announcing a quarterly dividend of 23 cents per share for shareholders of record as of April 14, 2003, payable April 18, 2003. A copy of the news release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 2, 2003	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Donald L. Grill President

EXHIBIT INDEX

99.1	Press Release Dated March 31, 2003

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985 March 31, 2003

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES QUARTERLY DIVIDEND

        The Board of Directors of Fentura Financial, Inc. has announced a 23-cent per share dividend for shareholders of record as of April 14, 2003, payable April 18, 2003.

        Fentura Financial, Inc. is the financial services holding company for The State Bank headquartered in Fenton, Michigan, with offices serving Fenton, Linden, Holly and Grand Blanc, as well as Davison State Bank with two offices serving the Davison area.

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